EXHIBIT 3

                      LA SALLE FINANCIAL PARTNERS, L. P.
                                 Suite 405
                           259 E. Michigan Avenue
                         Kalamazoo, Michigan  49007

                          Telephone (616) 344-4993
                          Facsimile (616) 344-4994

                                   May 4, 1998

   VIA FEDERAL EXPRESS

   Mr. Richard E. Webber
   President and Chief Executive Officer
   Southwest Bancshares, Inc.
   4062 Southwest Highway
   Hometown, IL  60456

             Re: Stockholder Demand for Inspection of Stocklist and Related Materials

   Dear Mr. Webber:

             The undersigned, LaSalle Financial Partners, L.P., is the record owner of common stock of Southwest Bancshares, Inc. ("Southwest" or the "Company"), a Delaware corporation. Pursuant to Section 220 of the Delaware General Corporation Law, the undersigned hereby demands the right (in person or by its attorney or other agent), during the usual business hours, to inspect the following records and documents of the Company (the "Stocklist Materials") and to make copies or extracts therefrom:

             (a) A complete record or list of the Company's stockholders, certified by its transfer agent(s) and/or registrar(s), showing the name and address of each stockholder and the number of shares registered in the name of each such stockholder as of the most recent date available;

             (b) A list of all stockholders arranged in descending order by number of shares, showing the name and address of each stockholder; a complete record or list of any participants in any employee stock purchase, ESOP plan, or other plan for the purchase of shares, showing the name and address of each participant and the number of shares credited to the participant's account; and a correct and complete copy of the plan(s) documents, including any amendments of such plan(s);

             (c) All daily transfer sheets showing changes in the list of the Company's stockholders referred to in paragraph (a) above which are in or come into the possession of the Company or its transfer agent from the date of such list to the date of the Company's meeting to vote on the Proposed Merger (defined herein), or any meeting held as a result of any postponement or adjournment thereof;

             (d) All information in or which comes into the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing, agencies or voting trustees or nominees of any central certificate depository system concerning the number and identify of the actual beneficial owners of the Company's stock, including a breakdown of any holders in the name of Cede & Co., Kray & Co., Philadep, and other similar nominees;

             (e) All information in or which comes into the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners of the Company's stock ("NOBO's") in the format of a printout in descending order balance (such information with respect to brokers and dealers is readily available to the Company under Rule 14b-1 of the Securities Exchange Act of 1934, as amended, from Independent Election Corporation of America and ADP Proxy Services);

             (f) A stop list or stop lists relating to any Common Stock as of the date of the list referred to in paragraph (a) above;

             (g) The information and records specified in paragraphs (a), (b), (d), and (e) above as of any record date for a stockholder vote on the Proposed Merger set by the Board of Directors, by operation of law or otherwise; the information and records specified in paragraph (d) on a weekly basis up until any shareholders' meeting.

             The purpose of this demand to inspect the Stocklist Materials is to enable the undersigned to communicate with stockholders regarding their investment as stockholders, including, without limitation, to communicate with stockholders regarding the proposed merger of the Company with Alliance Bancorp (the "Proposed Merger").

             Please advise Jon E. Abramczyk of Morris, Nichols, Arsht & Tunnell, 1201 N. Market Street, Wilmington, Delaware 19801, (302) 658-9200, where and when the Stocklist Materials will be available. The undersigned hereby authorizes Jon E. Abramczyk of Morris, Nichols, Arsht & Tunnell, and Phillip M. Goldberg of Foley & Lardner, and their respective partners, associates, employees, and any other persons to be designated by them, acting together, singly or in combination, to conduct the inspection and copying demanded herein. The undersigned will pay the reasonable costs of the inspection demanded herein.


                                 Very truly yours,
                                 LaSalle Financial Partners, L.P.




                                 By: /s/ Richard J. Nelson
                                     General Partner
                                     LaSalle Capital Management, Inc.

   cc: The Corporation Trust Company (By Hand)


   STATE OF MICHIGAN        :
                            :    SS.
   COUNTY OF KALAMAZOO      :


             BE IT REMEMBERED that, the undersigned, Richard J. Nelson, personally appeared before me, who being duly sworn, deposes and says:

             That the foregoing is his letter of demand for the inspection of designated books and records of Southwest Bancshares, Inc., and that the statements made in such letter are true and correct.

             That the letter contains a designation of Jon E. Abramczyk and
                  Phillip M. Goldberg and their respective partners and employees and any other person to be designated by them, acting together, singly or in combination as the undersigned's attorney or agent to conduct such inspection, and that the foregoing and this verification are the undersigned's power of attorney authorizing the foregoing persons to act on behalf of the undersigned.



                                 /s/ Richard J. Nelson
                                 Richard J. Nelson


   SWORN TO AND SUBSCRIBED BEFORE ME

   this 4th day of May, 1998.

   /s/ Janine Scott
        Notary Public
   Commission Expires: April 29, 2001